Exhibit 3.43(a)
Expedite this Form (Select one) Yes PO Box 1390 Columbus, OH 43216 ***Required an additional fee of $100*** No PO Box 670 Columbus, OH 43216 Prescribed by J. Kenneth Blackwell Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453) www.state.oh.us/sos e-mail: busserv@sos.state.oh.us INITIAL ARTICLES OF INCORPORATION (For Domestic Profit or Non-Profit) Filing Fee $125.00 THE UNDERSIGNED HEREBY STATES THE FOLLOWING: (CHECK ONLY ONE (1) BOX) (1) Articles of Incorporation Profit (113-ARF) ORC 1701 (2) Articles of Incorporation Non-Profit (114-ARN) ORC 1702 3 Articles of Incorporation Professional (120-ARP) Profession ORC 1705 Complete the general information in this section for the box checked above. Name of Corporation USP Cleveland, Inc. Location _--__ Cleveland Cuyahoga (City) (County) Check here if additional provisions are attached Complete the information in this section if box (2) or (3) is checked. Completing this section is optional if box (1) is checked. Purpose for which corporation is formed. Complete the information in this section if box (1) or (3) is checked. The number of shares which the corporation is authorized to have outstanding (Please state if shares are common or preferred and their par value if any) 1,000 Common $1.00 (No. of Shares) (Type) (Par Value) (Refer to instructions if needed) 532 Page 1 of 5 Last Revised: Jan 2002

Complete the information in this section if box (2) is checked. The following are the names and addresses of the individuals who are to serve as Initial Directors. (optional) Donald E. Steon (Name) 15305 Dallas Parkway, Suite 1600, LB28 (Street) NOTE: P.O. Box Addresses are NOT acceptable Addison TX 75001 (City) (State) (Zip Code) (Name) (Street) NOTE: P.O. Box Addresses are NOT acceptable (City) (State) (Zip Code) (Name) (Street) NOTE: P.O. Box Addresses are NOT acceptable (City) (State) (Zip Code) Must be authenticated by an authorized representative March 21, 2002 Authorized Representative Date Alex Jenkins Print Name Authorized Representative Date Print Name Authorized Representative Date Print Name 532 Page 2 of 5 Last Revised: Jan 2002

Complete the information in this section if box (1) (2) or (3) is checked. ORIGINAL APPOINTMENT OF STATUTORY AGENT The undersigned, being at least a majority of the incorporators of USP Cleveland, Inc. hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is CT Corporation System (Name) 1300 East 9th St. # 1010 (Street) NOTE: P.O. Box Addresses are NOT acceptable. Cleveland, Ohio 44114 (City) (Zip Code) Must be authenticated by an authorized representative March 21, 2002 Authorized Representative Date Authorized Representative Date Authorized Representative Date ACCEPTANCE OF APPOINTMENT The Undersigned, CT Corporation System, named herein as the Statutory agent for, USP Cleveland Inc. hereby acknowledges and accepts the appointment of statutory agent or said entity. Signature: (Statutory Agent) 532 Page 3 of 5 Last Revised: Jan 2002